UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
 [X] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to ss.240.14a-12

                           Quest Resource Corporation

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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

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        2)  Aggregate number of securities to which transaction applies:

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        3)  Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:
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         5) Total fee paid:
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[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
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         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:

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                           QUEST RESOURCE CORPORATION
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304


Dear Stockholder:

           We cordially invite you to attend the Special Meeting of Stockholders of Quest Resource Corporation (the "Company"). We will hold the meeting on __________, __________ __, 2005, at the Company's corporate office, located at 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, commencing at 10:00 a.m. We hope you will be able to attend.

           Enclosed you will find a notice that sets forth the business expected to come before the meeting, the Proxy Statement, and a form of Proxy. At the meeting, the agenda includes a proposal to approve an amendment to the Company's Articles of Incorporation (the "Amendment") which will effect a one-for-two-and-one-half reverse stock split of the common stock of the Company and reduce the authorized common stock of the Company by approximately eighty percent. Our Board of Directors recommends that you vote FOR the Amendment.

           The shares eligible to vote at this meeting were determined on the record date of __________ __, 2005. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the Proxy card in the self-addressed envelope that we have included for your convenience. Submitting the Proxy before the date of the special meeting will not preclude you from voting in person at the special meeting should you decide to attend.

           Your vote is important. We encourage you to read the enclosed Proxy Statement and vote your shares. As always, many thanks for your involvement in our Company.

                                               Sincerely,



                                               Jerry D. Cash
 __________ __, 2005                           Chairman of the Board and
                                               Chief Executive Officer

                           QUEST RESOURCE CORPORATION
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held __________ __, 2005



 TIME                   10:00 a.m., Central Time, on _______,________ __, 2005

 PLACE                  Quest Resource Corporation
                        Corporate Office
                        9520 North May Avenue, Suite 300
                        Oklahoma City, Oklahoma  73120

 ITEMS OF BUSINESS  (1) To consider  and  vote  on  a  proposal  to  approve  an amendment to the Company's Articles of Incorporation which will effect a one-for-two-and-one-half reverse stock split of the common stock of the Company and reduce the authorized common stock of the Company by approximately eighty percent; and

                    (2) To transact  such other  business  as properly  may come before the meeting or any adjournment thereof.

 RECORD DATE        The Board of  Directors  has fixed the close of  business on
                    ________ __, 2005 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the meeting and any postponements and adjournments thereof.

 VOTING BY PROXY    Please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A self- addressed envelope is enclosed for that purpose. If you attend the meeting, you may vote personally on all matters, and in that event, the proxy will not be voted.

 DATE OF MAILING    This  Notice  and  the  Proxy   Statement  are  first  being
                    distributed to Stockholders on or about __________ __, 2005.


                                 By Order of the Board of Directors




                                 David E. Grose
 __________ __, 2005             Corporate Secretary

                           QUEST RESOURCE CORPORATION
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304


                                   -----------

                                 PROXY STATEMENT
                                       for
                         Special Meeting of Stockholders
                         to be held __________ __, 2005

                                   -----------

                               GENERAL INFORMATION

     This proxy statement is being furnished to the Stockholders of Quest Resource Corporation, a Nevada corporation (the "Company"), in connection with the Company's Board of Directors' solicitation of proxies for use at the Special Meeting of Stockholders to be held at the Company's corporate office, located at 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, on __________, __________ __, 2005, commencing at 10:00 a.m. local time. This proxy statement and form of proxy were first mailed on or about __________ __, 2005 to all Stockholders entitled to vote at the Special Meeting.

     The Company's Board of Directors is soliciting proxies in order to provide every Stockholder with an opportunity to vote on all matters scheduled to come before the Special Meeting and to be able to transact business at the meeting. Whether or not you are able to attend the Special Meeting, you are urged to sign, date and return the proxy in the enclosed envelope. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies in accordance with the Stockholder's directions. With respect to the proposal to approve an amendment to the Company's Articles of Incorporation (the "Amendment") which will effect a one-for-two-and-one-half reverse stock split of the common stock of the Company and reduce the authorized common stock of the Company by approximately eighty percent, the enclosed proxy card, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the Amendment. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment.

     The enclosed proxy may be revoked at any time before it is voted by (a) so notifying the Corporate Secretary of the Company in writing, (b) executing a proxy with a later date and delivering such later proxy to the Corporate Secretary of the Company prior to the Special Meeting or (c) attending the Special Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     The presence, in person or by proxy, of Stockholders owning a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. With respect to the Amendment, and all other matters voted on at the Special Meeting, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Special Meeting will be required for passage.

     For the purpose of determining whether the Stockholders have approved the Amendment, or any other matter voted on at the Special Meeting, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. For shares which are held of record by a broker for the beneficial owner (typically referred to as being held in "street name"), absent instructions from the beneficial owner of such shares, brokers generally have the discretion to vote such shares on routine matters, although the Amendment is not such a routine matter. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether Stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Special Meeting. If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained. If no instructions are given on the accompanying proxy, the shares registered thereby will be voted for the Amendment.


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


     The Company will bear the cost of the solicitation of proxies, which will be principally conducted by mail. The Company will not solicit proxies personally, by telephone, internet or facsimile. The Company, however, may make a request by telephone, facsimile, or mail strictly limited to confirming the Stockholder's receipt of the proxy statement and form of proxy and requesting that the Stockholder sign and return the proxy solicited by this proxy statement. The Company does not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for the expense of forwarding solicitation material and proxies to beneficial owners of outstanding common stock. The cost of soliciting proxies is not expected to exceed $10,000.

     On __________ __, 2005, the record date for determining Stockholders entitled to vote at the Special Meeting and any postponements and adjournments thereof, the Company had approximately 16,995,549 shares of common stock, par value $0.001 per share (the "Common Stock") outstanding and entitled to vote. Each outstanding share of Common Stock entitles the record holder to one vote on matters properly before the Special Meeting. The Company's executive officers and directors own 7,400,423 shares of Common Stock, representing approximately 43.5% of the outstanding shares of Common Stock and have indicated their intention to vote in favor of the Amendment. Therefore passage of the Amendment is virtually assured. PROPOSAL NO. 1 -- THE REVERSE STOCK SPLIT AND REDUCTION OF AUTHORIZED COMMON STOCK

APPROVAL TO AMEND ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-TWO-AND-ONE-HALF REVERSE STOCK SPLIT AND REDUCE THE AUTHORIZED COMMON STOCK OF THE COMPANY.

General

     The Board of Directors has approved and is hereby soliciting Stockholder approval of an amendment to the Company's Articles of Incorporation to effect a one-for-two-and-one-half reverse stock split and reduce the authorized common stock of the Company by approximately eighty percent in the form set forth in Appendix "A" to this proxy statement (the "Amendment"). A vote FOR Proposal 1 will constitute approval of the Amendment providing for the combination of every two-and-one-half shares of Common Stock into one share of Common Stock and reducing the authorized common stock of the Company by approximately eighty percent. If the Stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the Stockholders, to effect the approved reverse stock split and reduce the authorized common stock of the Company by filing the Amendment with the Nevada Secretary of State at any time after the approval of the Amendment. If the Amendment has not been filed with the Nevada Secretary of State by the close of business on __________________, 2006, the Board of Directors will abandon the Amendment constituting the reverse stock split. If the reverse stock split is implemented, the Amendment would reduce the number of authorized shares of the Company's Common Stock from 950,000,000 to 200,000,000, but would not change the par value of a share of the Company's Common Stock nor the number of authorized shares of Preferred Stock. Except for any changes as a result of the treatment of fractional shares, each Stockholder will hold the same percentage of Common Stock outstanding immediately prior to the reverse stock split as such Stockholder held immediately prior to the reverse stock split.

     The Board of Directors believes that by reducing the number of shares of Common Stock outstanding through the reverse stock split and thereby proportionately increasing the per share price of the Company's Common Stock, the Company's Common Stock may be more appealing to institutional investors and institutional funds. The Company is exploring potential capital transactions that could involve investment in the Company by institutions, and the Board of Directors believes that increasing the appeal of the Company's Common Stock to such institutional investors and institutional funds may be important to completing such a transaction. However, no assurance can be given that the Company will go forward with any type of capital transaction if the Amendment is approved, and this Amendment is in no way contingent on a capital transaction being proposed or completed. The Board of Directors also believes that the Stockholders also may benefit from a higher priced stock because of improved liquidity as a result of an increased interest from institutional investors and investment funds and lower trading costs.

     The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company's Stockholders.

Purpose of the Reverse Stock Split

     The purpose of the reverse stock split is to increase the per share trading value of the Company's Common Stock. The Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Company's Common Stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interest of the Company and its Stockholders. The Board may exercise its discretion not to implement a reverse stock split.

     The Company believes that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, the Company believes it may be able to raise its Common Stock price to a level where the Company's Common Stock could be viewed more favorably by potential investors.

     Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price after a reverse stock split could alleviate this concern.

     The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of the Company's Common Stock.

     A higher stock price after a reverse stock split may also enhance the ability of the Board of Directors to raise capital from institutional investors in the future. A higher stock price would also increase the ability of the Board of Directors to seek to list the Company's Common Stock on either the American Stock Exchange, the Nasdaq SmallCap Market, or the Nasdaq National Market, which require minimum bid prices of $3.00, $4.00, and $5.00 per share, respectively, and thus further improve the trading liquidity of the Company's Common Stock.

       Finally, the Company currently has over 1,000 Stockholders that own only one or two shares. The Board of Directors believes that the transaction costs for disposing of such a small number of shares makes these shares effectively unmarketable. These shareholders will only have a fractional share after giving effect to the Amendment and will be cashed out as described under "--Fractional Shares" below. The Board of Directors believes that the reverse stock split is a cost effective way for these Stockholders to realize the current fair value of their shares while at the same time saving the Company the cost and expense of sending shareholder communications to these Stockholders (the cost of which in some cases exceeds the value of the investment).

Certain Risk Factors Associated with the Reverse Stock Split

     o While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for the Company's Common Stock or result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company's Common Stock may not necessarily improve.

     o There can be no assurance that the market price per new share of the Company's Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company's Common Stock outstanding before the reverse stock split. For example, based on the closing bid price of the Company's Common Stock on __________, __, 2005 of $______ per share, if the reverse stock split was implemented and approved, there can be no assurance that the post-split market o price of the Company's Common Stock would be $______ or greater. Accordingly, the total market capitalization of the Company's Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Company's Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

     o If the reverse stock split is effected and the market price of the Company's Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Company's Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company's Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

     If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the Company's Common Stock. The reverse stock split will affect all holders of the Company's Common Stock uniformly and will not affect any Stockholder's percentage ownership interest in the Company, except to the extent that the reverse stock split would result in any holder of the Company's Common Stock receiving cash in lieu of fractional shares. As described

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

below, holders of the Company's Common Stock otherwise entitled to fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of the Company's Common Stock to the extent there are concurrently Stockholders who would otherwise receive less than one share of Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any Stockholder's proportionate voting power (subject to the treatment of fractional shares). If the Amendment is approved and filed with the Nevada Secretary of State, after the reverse stock split, the number of authorized shares of Common Stock will be 200,000,000 shares and the number of unissued shares of Common Stock will be approximately 193,202,000 shares, without giving effect to any adjustment for fractional shares. After giving effect to the Amendment, the Company would still have over 600 Stockholders and would continue to be a reporting company under the Securities Exchange Act of 1934.

      The principal effects of the reverse stock split will be that:

      o each two-and-one-half shares of the Company's Common Stock owned by a Stockholder will be combined into one new share of Common Stock;

      o the number of shares of Common Stock issued and outstanding will be reduced from approximately 16,995,549 shares to approximately 6,798,000 shares, without giving effect to any adjustment for fractional shares;

      o proportionate adjustments will be made based on the one-for-two-and-one-half reverse stock split ratio to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options, restricted stock awards and restricted stock units entitling the holders to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock units upon exercise immediately preceding the reverse stock split;

      o the number of shares reserved for issuance under the Company's existing stock option plans and employee stock purchase plans will be reduced proportionately based upon the one-for-two-and-one-half reverse stock split ratio; and

      o based upon the one-for-two-and-one-half reverse stock split ratio, proportionate adjustments will be made to the number of shares of o Common Stock into which the Company's outstanding Series A Convertible Preferred Stock and outstanding convertible debentures will be convertible.

       In addition, if approved and implemented, the reverse stock split may result in some Stockholders owning "odd lots" of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board believes, however, that these potential effects are substantially outweighed by the benefits of the reverse stock split.

Effective Date

     The proposed reverse stock split of the Common Stock would become effective as of 11:59 p.m., Eastern Standard Time, (the "Effective Date") on the date of filing the Amendment with the office of the Nevada Secretary of State, which the Board of Directors expects to be __________, __, 2005. Except as explained below with respect to fractional shares, on the Effective Date, every two-and-one-half shares of the Company's Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the Stockholders, into one share of the Company's Common Stock.

       After the Effective Date, the Company's Common Stock will have a new committee on uniform securities identification procedures ("CUSIP") number, which is a number used to identify the Company's equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

       After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Company's Common Stock will continue to be traded in the over-the-counter market.

Board Discretion to Implement the Reverse Stock Split

       If the reverse stock split is approved by the Company's Stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and the

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


Stockholders. The Board's determination as to whether the reverse stock split will be effected will be based upon certain factors, including existing and expected marketability and liquidity of the Company's Common Stock, prevailing market conditions and the likely effect on the market price of the Company's Common Stock.

Fractional Shares

     Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company's transfer agent for the registered Stockholders, Securities Transfer Corporation, will aggregate all fractional shares and arrange for them to be sold as soon as practicable after the Effective Date at the then prevailing prices on the open market, on behalf of those Stockholders who would otherwise be entitled to receive a fractional share. The Company expects that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After completing the sale, Stockholders will receive a cash payment from the transfer agent in an amount equal to the Stockholder's pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, Stockholders will not be entitled to receive interest for the period of time between the Effective Date and the date a Stockholder receives payment for the cashed-out shares. The payment amount will be paid to the Stockholder in the form of a check in accordance with the procedures outlined below.

     After the reverse stock split, a Stockholder will have no further interest in the Company with respect to their cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

     If a Stockholder does not hold sufficient shares of the Company's Common Stock to receive at least one share in the reverse stock split and wants to continue to hold the Company's Common Stock after the reverse stock split, a Stockholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

          1) purchase a sufficient number of shares of the Company's Common Stock so that the Stockholder holds at least an amount of shares of the Company's Common Stock in their account prior to the reverse stock split that would entitle the Stockholder to receive at least one share of the Company's Common Stock on a post-reverse stock split basis; or

          2) if applicable, consolidate the Stockholder's accounts so that the Stockholder holds at least an amount of shares of the Company's Common Stock in one account prior to the reverse stock split that would entitle the Stockholder to receive at least one share of Common Stock on a post-reverse stock split basis. Shares held in registered form (that is, by the Stockholder in the Stockholder's name in the Company's stock records maintained by the Company's transfer agent) and shares held in "street name" (that is, shares held by a Stockholder through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

     Stockholders of the Company's Common Stock should be aware that, under the escheat laws of the various jurisdictions where a Stockholder resides, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of the Company's Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

EFFECT ON BENEFICIAL HOLDERS OF COMMON STOCK (i.e. Stockholders who hold in "street name")

     Upon the reverse stock split, the Company intends to treat shares held by Stockholders in "street name," through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's Common Stock in "street name". However, these banks, brokers or other nominees may have different procedures than registered Stockholders for processing the reverse stock split and making payment for fractional shares. If a Stockholder holds shares of the Company's Common Stock with a bank, broker or other nominee and has any questions in this regard, Stockholders are encouraged to contact their bank, broker or other nominee.

EFFECT ON REGISTERED "BOOK-ENTRY" HOLDERS OF COMMON STOCK (i.e. Stockholders that are registered on the transfer agent's books and records but do not hold stock certificates)

     Certain of the Company's registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the Company's transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Company's Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

     If a Stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a Stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the Stockholder's address of record indicating the number of shares of Common Stock held following the reverse stock split.

     If a Stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the Stockholder's registered address as soon as practicable after the Effective Date. By signing and cashing the check, Stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, Stockholders will not be entitled to receive interest for the period of time between the Effective Date of the reverse stock split and the date payment is received.

Effect on Certificated Shares

     Stockholders holding shares of the Company's Common Stock in certificate form will be sent a transmittal letter by Securities Transfer Corporation as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how a Stockholder should surrender his or her certificate(s) representing shares of the Company's Common Stock ("Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock ("New Certificates"). No New Certificates will be issued to a Stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No Stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates.

     Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by Stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these Stockholders are entitled.

     Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

     If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

     If a Stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under "Fractional Shares".

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

     The reverse stock split will not affect the par value of a share of the Company's Common Stock. As a result, as of the Effective Date of the reverse stock split, the stated capital attributable to Common Stock on the Company's balance sheet will be reduced proportionately based on the one-for-two-and-one-half reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per-share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

     The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common stock or obtain control of the

Company, nor is it part of a plan by management to recommend to the Board of Directors and Stockholders a series of amendments to the Company's Restated Certificate of Incorporation. Other than the proposal for the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

     Under Chapter 92A of the Nevada Revised Statutes, the Company's Stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide Stockholders with any such right.

United States Federal Income Tax Consequences of the Reverse Stock Split

     The following is summary of certain material United Stated federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provision of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each Stockholder is urged to consult with such Stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a Stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decision of the trust.

     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a Stockholder upon such Stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.

     In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the Stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, Stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder's holding period for the post-reverse stock split shares will include the period during which the Stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of Common Stock by a United States holder of Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the Effective Date.

     The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED

HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-TWO-AND-ONE-HALF REVERSE STOCK SPLIT AND REDUCE THE AUTHORIZED COMMON STOCK OF THE COMPANY BY APPROXIMATELY EIGHTY PERCENT.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of __________, __, 2005 concerning the shares of Common Stock beneficially owned by (a) each person known by the Company, solely by reason of its examination of Schedule 13D and 13G filings made with the Securities and Exchange Commission (the "Commission"), to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (b) each of the directors and nominees for election as a director of the Company, (c) each of the executive officers of the Company named in the Company's Summary Compensation Table in its most recent Annual Report on Form 10-KSB and (d) all directors, nominees and executive officers of the Company as a group. If a person or entity listed in the following table is the beneficial owner of less than one percent of the Company's common stock outstanding, this fact is indicated by an asterisk in the table. The percentages of ownership and the number of shares beneficially owned are disproportionate due to joint beneficial ownership making the notes following the table essential for a complete understanding of the Company's ownership structure.

                                          Number of Shares of
                                             Common Stock
Name and Address of Beneficial Owner    Beneficially Owned (1)  Percent of Class
------------------------------------    ----------------------  ----------------

Wells Fargo Energy Capital, Inc.
1000 Louisiana, Suite 600
Houston, TX  77002                                   1,599,600              9.4%

E. Peter Hoffman, Jr.
6301 N. Western Ave., Suite 260
Oklahoma City, OK  73118                             1,056,770              6.2%

Jerry D. Cash (2)
9520 North May Avenue, Suite 300
Oklahoma City, OK 73120                              4,312,259             25.4%

Douglas L. Lamb (3)
P.O. Box 97
288 Benedict Road
Benedict, KS 66714                                     100,000                 *

John C. Garrison
7211 High Drive
Prairie Village, KS  66208                             165,132                 *

McKown Point LP (4)
307 W. Washington,
Sherman, TX 75090                                    2,290,393             13.5%

James B. Kite, Jr. (4)                               2,290,393             13.5%

                                          Number of Shares of
                                             Common Stock
Name and Address of Beneficial Owner    Beneficially Owned (1)  Percent of Class
------------------------------------    ----------------------  ----------------

Richard Marlin                                          13,393                 *

Walter Yuras                                           519,246              3.1%

All Directors and Executive Officers as a Group
(Six Persons)                                        7,400,423             43.5%
-----------

*    Less than 1%.

(1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named Stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes of 500 shares owned by Mr. Cash's wife, Sherry J. Cash and 13,257 shares held in Mr. Cash's profit sharing retirement account. Jerry D. Cash disclaims beneficial ownership of the shares owned by Sherry J. Cash.

(3) Consists of (i) 17,768 shares held by Douglas L. Lamb; (ii) 33,900 shares held by Marsha K. Lamb; (iii) 32,823 shares held in Doug Lamb's profit sharing retirement account; and (iv) 15,509 shares held in Marsha Lamb's profit sharing retirement account. Douglas L. Lamb disclaims beneficial ownership of the shares specified in clauses (ii) and (iv) above.

(4) McKown Point LP is a Texas Limited Partnership. Effective December 31, 2004, Boothbay Royalty Company, which is wholly owned by James B. Kite, Jr., exchanged 2,290,393 shares of Quest Resource Corporation common stock for a limited partnership interest in McKown Point LP. Easterly Family Investments LLC is the sole general partner of McKown Point LP. Easterly Family Investments LLC is wholly owned by the Virginia V. Kite GST Exempt Trust for James B. Kite, Jr. Mr. Kite and Bank of Texas, N.A. are the trustees of the Virginia V. Kite GST Exempt Trust for James B. Kite, Jr. Following the exchange described above, Boothbay Royalty Company no longer had any voting or dispositive control over any shares of Quest Resource Corporation common stock. Easterly Family Investments LLC, the Virginia V. Kite GST Exempt Trust for James B. Kite, Jr. and James B. Kite, Jr. may be deemed to have beneficial ownership of the shares owned by McKown Point LP.

                                 OTHER BUSINESS

     As of the date of this proxy statement, management knows of no other matters to be presented at the Special Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion upon such other matters in accordance with their best judgment.

              PROPOSALS OF SECURITY HOLDERS FOR 2006 ANNUAL MEETING

     If a Stockholder wishes to present a proposal at the 2006 Annual Meeting of Stockholders, the Stockholder must deliver his or her proposal to the Company at its principal executive offices no later than January 6, 2006, in such form as required under rules issued by the Commission, in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Stockholders.

     If a Stockholder wishes to present a proposal at the 2006 Annual Meeting of Stockholders, but does not wish to include the proposal in the proxy materials of the Company for such Annual Meeting of Stockholders, the Stockholder must notify the Company in writing of his or her intent to make such presentation no later than March 22, 2006 or the Company shall have the right to exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Stockholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

                                       By Order of the Board of Directors




                                       DAVID E. GROSE
                                       Corporate Secretary



PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                      APPENDIX A


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                           QUEST RESOURCE CORPORATION


     The undersigned, David E. Grose, the Secretary of Quest Resource Corporation, a Nevada corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with Chapter 78 of the Nevada Revised Statutes, does hereby make and execute this Certificate of Amendment to the Articles of Incorporation of Quest Resource Corporation and does hereby certify that:

     1. The name of the Corporation is Quest Resource Corporation.

     2. Article IV, Section 1 of the Articles of Incorporation of Quest Resource
Corporation   is  amended  and   restated  in  its   entirety  as  follows  (the
"Amendment"):

          "Section 1. Classes and Shares Authorized. The authorized capital stock of the Corporation shall be 200,000,000 shares of Common Stock, $.001 par value, and 50,000,000 shares of Preferred Stock, $.001 par value.

          Without regard to any other provision of these Articles of Incorporation, effective at 11:59 p.m., Eastern Standard Time on __________ __, 2005 (the "Effective Date"), every two-and-one-half (2.5) shares of the Corporation's Common Stock, par value $.001 per share (the "Old Common Stock") issued and outstanding immediately prior to the Effective Date shall be and is hereby automatically and without any action on the part of the respective holders thereof, combined and converted into one (1) fully-paid and nonassessable share of Common Stock, par value $.001, of the Corporation (the "New Common Stock") (and such combination and conversion, the "Reverse Stock Split").

          Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Securities Transfer Corporation, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above) provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above."

     3. The number of the shares of Common Stock of the Corporation issued and outstanding and entitled to vote upon the Amendment at the Special Meeting of the Stockholders on ___________ __, 2005, at which Special Meeting the
Stockholders voted on the Amendment, was 16,995,549. No class of the Corporation's capital stock was entitled to vote on the Amendment as a class.

     4. At the Special Meeting of the Stockholders on __________ __, 2005, at which Special Meeting the Stockholders voted on the Amendment, the number of shares of Common Stock voted in favor of the Amendment was _________________________, and the number of shares of Common Stock voted against the Amendment was _________________________, with _________________________ abstaining.

     5. This Certificate of Amendment to the Articles of Incorporation of Quest Resource Corporation shall be effective at 11:59 p.m., Eastern Standard Time on __________ __, 2005.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation of Quest Resource Corporation as of __________ __, 2005.





                                     -------------------------------------------
                                     David E. Grose, Chief Financial Officer and
                                     Secretary




STATE OF OKLAHOMA    )
                     )  SS.
COUNTY OF OKLAHOMA   )


     I, ___________________________, a notary public, do hereby certify that on this ____ day of __________, 2005, personally appeared before me David E. Grose who, being by me first duly sworn, declared that he is the Chief Financial
Officer and Secretary of the Corporation, that he signed the foregoing certificate of amendment in such capacity, and that the statements therein contained are true.


                                     -------------------------------------------
                                     Notary Public



(NOTARIAL SEAL)

My commission expires:  ________________________

                                  FORM OF PROXY

                       Cut or tear along perforated edge.

                           QUEST RESOURCE CORPORATION


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JERRY D. CASH and DAVID E. GROSE, in the order named, as proxies (each with the power to act alone and with power of substitution) to vote, as directed below, all shares of common stock of QUEST RESOURCE CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on __________, ___________ __, 2005, at 10:00 a.m. at the Company's corporate office located at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma, 73120, or any adjournment thereof, as follows:

1. Proposal 1. A proposal to amend the Company's Articles of Incorporation (the "Amendment") in order to effect a one-for-two-and-one-half reverse stock split of the common stock of the Company (the "Reverse Stock Split") and reduce the authorized common stock of the Company.



  [  ]  FOR                [  ]  AGAINST             [  ]  ABSTAIN



2. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.

             (Continued and to be signed and dated on reverse side.)

     When properly executed, this proxy will be voted in the manner directed by the undersigned Stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in accordance with discretion of the proxies upon such other matters as may properly come before the meeting and any adjournment thereof.

     The Board of Directors recommends a vote FOR Proposal 1. The proposal is not related to or conditioned on the approval of other matters, and has been proposed by the Company.

     Please sign exactly as name appears below.




                        DATED: ______________________________________, 2005.
                                           (Signature)

                        -------------------------------------------------------
                                    (Signature if held jointly)



                        -------------------------------------------------------
                        Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each joint owner or trustee should sign the proxy.

                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




                                        2